Exhibit 99.1
Accenture Approves Additional $3 Billion for Share Repurchases
NEW YORK; Oct. 25, 2007 — Accenture (NYSE: ACN) announced today that its Board of Directors has approved $3.0 billion of additional share repurchase authority.
Management intends to use the additional share repurchase authority primarily for the purchase, redemption and exchange of shares from current and former Accenture senior executives received in connection with the company’s transition to a corporate structure in 2001. The authority may also be used for purchases to be made under Accenture’s publicly announced open-market share purchase program.
At Aug. 31, 2007, Accenture’s total remaining share repurchase authority was approximately $1.65 billion.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills and technologies to help clients improve their performance. With approximately 170,000 people in 49 countries, the company generated net revenues of US$19.70 billion for the fiscal year ended Aug. 31, 2007. Its home page is www.accenture.com.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, that we may not use the additional share repurchase authority primarily for the purchase, redemption and exchange of shares from our current and former senior executives as currently anticipated, or at all, and that the share price of Accenture Ltd Class A common shares could be adversely affected by sales or redemptions of Accenture shares held by our current and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
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Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com